Exhibit 99.1

RYAM Raises €67 million Green Capital to Invest in its Biomaterials Strategy

JACKSONVILLE, Fla., November 12, 2024 - Rayonier Advanced Materials Inc. (NYSE: RYAM) (the “Company” or “RYAM”), the global leader in High Purity Cellulose, announced it has raised a €67 million in green capital.  The financing includes €37 million in secured term loans from French banks Crédit Lyonnais, Arkéa Banque, and BNP Paribas at an initial floating rate of approximately 5 percent, maturing in seven years. An additional €30 million in preferred equity will be provided by Swen Capital Partners through its strategy SWEN Impact Fund for Transition 3 for a 20% stake in the newly formed subsidiary, RYAM BioNova S.A.S.

SWEN’s investment in BioNova reflects a valuation of greater than $160 million for the new entity.  Proceeds from the capital raise will be used to invest in projects to grow BioNova including a second-generation bioethanol plant and a prebiotics project.

"The formation of BioNova and this latest round of financing are pivotal in our strategic push into biomaterials," said De Lyle Bloomquist, President and CEO of RYAM. "With this green capital, we are poised to drive over $40 million in EBITDA from these initiatives in 2027, underscoring our commitment to growth and sustainability.”

About RYAM

RYAM is a global leader in the production of cellulose-based products, specializing in high purity cellulose specialties, a plant-based polymer commonly used in the production of filters, food, pharmaceuticals, and other industrial applications. RYAM’s specialized assets are also used to produce biofuels, bioelectricity, and other biomaterials such as bioethanol and tall oils. The company also manufactures products for the paper and packaging markets. With manufacturing operations in the U.S., Canada, and France, RYAM generated $1.6 billion in revenue in 2023. More information is available at www.RYAM.com

About SWEN Capital Partners

SWEN Capital Partners (“SWEN CP”) is a benchmark player in sustainable investments with more than €8 billion in assets under management. The management company, owned by the Ofi Invest Group (whose main shareholders are entities of the Aéma group: Macif, Abeille Assurances holding, Aésio Mutuelle) and Crédit Mutuel Arkéa, as well as its team, has always placed climate at the heart of its approach and offers its clients innovative and sustainable investment solutions.

SWEN CP supports entrepreneurs and its partners on social, societal and/or environmental issues and the creation of sustainable value, essential in its eyes for useful finance. To learn more please visit https://www.swen-cp.fr/en .

Contacts

Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal, or other outcomes, including business and market conditions, outlook, and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments, or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate," and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events, and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

A

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

B